EXHIBIT 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of September 5, 2024 by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Tantech Holdings Ltd, a British Virgin Islands company (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Original Note (as defined below).

A.Borrower previously sold and issued to Lender that certain Convertible Promissory Note dated June 29, 2023 in the original principal amount of $2,160,000.00 (the “Original Note”) pursuant to that certain Securities Purchase Agreement dated June 29, 2023 between Lender and Borrower (the “Purchase Agreement,” and together with the Original Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.Borrower and Lender desire to exchange (such exchange is referred to as the “Exchange”) the Original Note for the Promissory Note attached hereto as Exhibit A (the “Exchange Note”) according to the terms and conditions of this Agreement.

C.The Exchange will consist of Lender surrendering the Original Note in exchange for the Exchange Note.

D.Other than the surrender of the Original Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement or the Exchange.

E.Lender and Borrower now desire to exchange the Original Note for the Exchange Note on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Issuance of Exchange Note. Upon execution of this Agreement, Lender will surrender the Original Note to Borrower and Borrower will issue to Lender the Exchange Note. In conjunction therewith, Borrower hereby confirms that the Exchange Note represents Borrower’s unconditional obligation to pay the outstanding balance pursuant to the terms thereof. Borrower and Lender agree that upon surrender, the Original Note will be cancelled and the remaining amount owed to Lender pursuant to the Original Note shall hereafter be evidenced solely by the Exchange Note.

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3. Exchange Fee. Borrower acknowledges that the Principal Amount (as defined in the Promissory Note to which this Agreement relates) of the Exchange Note includes an exchange fee in the amount of $300,000.00 (the “Exchange Fee”), which sum was added to the initial principal amount of the Exchange Note in consideration of the accommodations granted to Borrower and the legal and other fees incurred by Lender in connection with the Exchange.

4. Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Note to Lender shall occur on the date that is mutually agreed to by Borrower and Lender by means of the exchange by express courier or email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5. Holding Period. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Note (excluding the amount of the Exchange Fee) will include Lender’s holding period of the Original Note from June 29, 2023. Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation. The Exchange Note is being issued in substitution of and exchange for the Original Note. For the purpose of Rule 144 only, the Exchange Note shall not constitute a novation or satisfaction and accord of the Original Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 5 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

6. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, other than periodic filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (c) Lender acknowledges that no Event of Default has occurred under the Original Note and any Events of Default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) the issuance of the Exchange Note has been duly authorized by all necessary corporate action and, when issued in exchange for the Original Note pursuant to the terms of this Agreement, the Exchange Note will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Original Note, and (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

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7. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) Lender has received no commission or remuneration from Borrower in connection with the Exchange, (d) Lender was not solicited by anyone on behalf of Lender to enter into this Agreement and perform the Exchange, (e) Lender is not providing anything of value for the Exchange Note to be issued except for the Original Note, (f) Lender is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of participation in the Exchange, and it is capable of evaluating the merits and risks of participating in the Exchange, including any risks associated with surrendering any rights related to the Original Note in exchange from the rights and risks related to the Exchange Note, (g) Lender has good and marketable title to the Original Note being delivered pursuant to the Exchange, the Original Note will be delivered free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, and (h) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Arbitration of Claims. This Agreement shall be subject to the arbitration provisions set forth as an exhibit to the Purchase Agreement.

9. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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10. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of reasonable attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

11. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

16. Conflict Between Documents. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Original Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

17. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

TANTECH HOLDINGS LTD

By:
Wangfeng Yan, Chief Executive Officer

LENDER:

STREETERVILLE CAPITAL, LLC

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

[Signature Page to Exchange Agreement]

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EXHIBIT A

EXCHANGE NOTE